Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Callisto Pharmaceuticals, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 14, 2005, relating to the consolidated financial statements of Callisto Pharmaceuticals, Inc. and subsidiaries appearing in the Company’s Annual Report on Forms 10-KSB and 10-K/A for the year ended December 31, 2004.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

New York, New York
September 19, 2005